UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2007

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7699	95-1948322
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

3125 Myers Street, Riverside, California 92503-5527
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (951) 351-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry Into a Material Definitive Agreement

As of January 5, 2007, Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”), entered into an amended and restated agreement (the “Amended Credit Agreement”) for its senior secured credit facility funded by a syndicate of lenders led by Bank of America, N.A.  The Amended Credit Agreement modifies the previously amended and restated credit agreement, dated July 1, 2005 (as amended, the “Existing Credit Agreement”), and extends the facility to July 31, 2010.  It incorporates prior amendments and makes additional changes, but continues to provide for a $22 million term loan and a $15 million sub-facility to the revolver, both collateralized by real estate and subject to quarterly reductions.

At the Company’s request, total loan commitments were reduced to $182 million from May through November, with a seasonal uplift to $207 million from December through April.  The reduced size of the commitments in part reflects the Company’s exit from the manufactured housing retail and financial services businesses, which were designated as discontinued operations and subsequently sold in the second quarter of fiscal 2006.  The size of the new facility more closely matches the availability provided by the current borrowing base. The term loan and real estate sub-facility, which had been reduced to $18.1 million and $11.3 million, respectively, at the time of the latest amendment, will be increased by $3.9 million and $3.7 million, respectively, once the Company provides updated real estate appraisals.  The term loan is scheduled to again reduce by $785,715 and the real estate sub-facility by $375,000 (previously $750,000) on the first day of each fiscal quarter beginning January 29, 2007.

The Amended Credit Agreement continues to include restrictions regarding additional indebtedness, business operations, liens, guaranties, transfers and sales of assets, and transactions with subsidiaries or affiliates.  The Amended Credit Agreement also contains customary events of default which would permit the lenders to accelerate borrowings under the Amended Credit Agreement if not cured within applicable grace periods, including the failure to make timely payments under the Amended Credit Agreement or other material indebtedness and the failure to follow certain covenants.

The Company had originally entered into the credit facility in July 2001, and it has been amended on several occasions since.  In particular, in May of 2004 the Company announced the early renewal and extension of the credit facility to July 31, 2007, at a commitment level of $150 million, and in July 2005 total loan commitments were raised to $212 million from May through November, with a seasonal increase to $237 million from December through April.

Under the Existing Credit Agreement, real estate with an approximate appraised value of $108 million was pledged as security, which includes excess boot collateral of $50 million.  Under the Amended Credit Agreement, total real estate collateral has been reduced to approximately $77.5 million, and the boot collateral component reduced to $20 million.  The release of over $30 million in collateral was driven by the lower loan commitments under the Amended Credit Agreement.

Under the Amended Credit Agreement, the Company is not subject to a financial performance covenant unless average daily liquidity for the consolidated Fleetwood entity, defined as cash, cash equivalents and unused borrowing capacity (availability), falls below $50 million for any calendar month, or $25 million on any one day, or average daily availability falls below $20 million in any month.  If liquidity or availability falls below these levels the Company is required to meet a designated EBITDA covenant, which was revised in the Amended Credit Agreement to better reflect the Company’s expectations.  Under the Existing Credit Agreement, the Company was subject to an EBITDA covenant if average daily liquidity in any month fell below $60 million within the borrowing subsidiaries or $90 million for the consolidated entity, or aggregate average daily availability was below $20 million in any month.

Under the Amended Credit Agreement, the revolving credit line bears interest, at the Company’s option, at variable rates based on either Bank of America’s prime rate or the one, two or three month LIBOR rate, plus applicable margins. The credit facility is secured by virtually all of the Company’s receivables and personal property, and a significant portion of its inventories, plus real estate as described above. Advances under the revolving credit line are limited by the available borrowing base of eligible accounts receivable and inventories plus the unamortized balance of the real estate sub-facility. The borrowing base is revised periodically for changes in receivables and inventory balances and amortization of the sub-facility.

The Company paid usual and customary bank fees in connection with entering into the Amended Credit Agreement.  Bank of America, N.A. has retained the right to re-syndicate a portion of the loan commitment that it holds within the syndicate, and in so doing has retained the flexibility, within agreed limits, to modify the pricing and the amount of boot real estate collateral described above.

The foregoing description of the provisions of the Amended Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of January 5, 2007, among the Company, Fleetwood Holdings, Inc. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007
FLEETWOOD ENTERPRISES, INC.

	By:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of January 5, 2007, among the Company, Fleetwood Holdings, Inc. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.